                                                                   Exhibit(h)(1)

                            MASTER SERVICES AGREEMENT

This AGREEMENT is made as of March 15, 2004 by and among each registered management investment company identified on Appendix A hereto (each such management investment company and each management investment company made subject to this Agreement in accordance with Section 8.5 below shall hereinafter be referred to as a "FUND" and are sometimes collectively hereinafter referred to as the "FUNDS"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "AGENT").

     WHEREAS, each Fund desires to retain the Agent to perform certain services;

     WHEREAS, each Fund may or may not be authorized to issue common stock or shares of beneficial interest ("SHARES") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, each Fund so authorized intends that this Agreement be applicable to its series of Shares (as identified on Appendix A hereto (such series together with all other series subsequently established by such Fund and made subject to this Agreement in accordance with Section 8.6 below, shall hereinafter be referred to as the "PORTFOTIO(S)");

     WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and that all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

     WHEREAS, the Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DUTIES OF THE AGENT.

     SECTION 1.1 BOOKS OF ACCOUNT.

     The Agent shall maintain the books of account of each Fund and shall perform the following duties in the manner prescribed by such Fund's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Agent (A "GOVERNING DOCUMENT"):

     a. Maintain each Portfolio's general ledger and such other accounts, books and financial records of such Portfolio as the parties may agree upon from time to time, and as may be required by the Investment Company Act of 1940, as amended (the "1940 ACT");

     b. Maintain each Portfolio's portfolio security transaction records utilizing trade date provided to the Agent by such Portfolio's duly authorized investment adviser (each, an "INVESTMENT ADVISER");

     c. For each valuation date, post each Portfolio's transactions to such Portfolio's general ledger including, but not limited to:

               - Calculate unrealized appreciation and depreciation regarding portfolio securities;

               - Amortize premiums and discounts regarding portfolio securities, as applicable;

               - Calculate fee-based expenses and set-up expense accruals as directed by the applicable Fund;

               - Record payments of Portfolio expenses upon written instructions of a Fund or duly authorized agent thereof;

               - Calculate interest and dividend income and reset interest accrual for variable rate securities, as applicable

     d. Reconcile cash, foreign currency and portfolio security holding positions with each Portfolio's custodian (each, a "CUSTODIAN") daily;

     e.   Post each Portfolio's corporate actions;

     f. Calculate the net asset value of each Portfolio and report same to the Fund or such other entities or persons as the Fund may instruct from time to time;

     g. Prepare and transmit to the Fund, or such other entities or persons as the Fund may instruct from time to time, such periodic reports of Fund data as may be mutually agreed upon by the parties hereto; and

     h. Post shareholder reinvestment activity and reconcile share balances with each Portfolio's transfer agent (each, a "TRANSFER AGENT") in conjunction with Portfolio distributions.

     Each Fund shall provide timely prior notice to the Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to such Fund's governing document and shall supply the Agent with certified copies of all amendments and/or supplements to the governing documents in a timely manner. For purposes of calculating the net asset value of a Fund, the Agent shall value each Fund's portfolio securities utilizing prices obtained from sources designated by such Fund (collectively, the "AUTHORIZED PRICE SOURCES") on a Price Source Authorization substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time, or otherwise designated by means of Proper Instructions (as such term is defined in Section 2.2 below) (the "PRICE SOURCE AUTHORIZATION"). The Agent shall not be responsible for any revisions to the methods of calculation unless and until such revisions are communicated in writing to the Agent.


                                       2.

     SECTION 1.2 ADDITIONAL SERVICES.

     The Agent shall provide the following services, as applicable, in each case, subject to the control, supervision and direction of each Fund and subject to any necessary review and comments by the Fund's auditors and legal counsel and in accordance with procedures or policies that may be established from time to time by and between the Agent and the Fund:

     a.   Prepare and distribute daily total return calculations;

     b.   Prepare monthly distribution analysis;

     c. Complete monthly preferred shares "asset coverage" test (as that term is defined in Section 18(h) of the 1940 Act following agreed-upon compliance procedures (the "COMPLIANCE PROCEDURES"); and

     d. Complete monthly (or more frequently as reasonably requested by the applicable rating agency) preferred shares basic maintenance test for applicable rating agency(ies) and preferred rate auction following the Compliance Procedures.

     SECTION 1.3 RECORDS.

     The Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of each Fund under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Agent be open for inspection by duly authorized officers, employees or agents of the applicable Fund and employees and agents of the Securities and Exchange Commission. Subject to Section 3 below, the Agent shall preserve for the period required by law the records required to be maintained thereunder.

     SECTION 1.4 APPOINTMENT OF AGENTS.

     The Agent may at its own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Agent's obligations or liabilities hereunder.

SECTION 2. DUTIES OF EACH FUND.

     SECTION 2.1 DELIVERY OF INFORMATION.

     Each Fund shall provide, or shall cause a third party to provide, timely notice to the Agent of certain data as a condition to the Agent's performance described in Section 1 above. The data required to be provided pursuant to this section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by the parties from time to time.


                                       3.

     The Agent is authorized and instructed to rely upon the information it receives from the Fund or any third party. The Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of any Fund.

     SECTION 2.2 PROPER INSTRUCTIONS.

     The Fund or any other person duly authorized by the Fund shall communicate to the Agent by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board of Directors or Board of Trustees of a Fund shall have from time to time authorized or (ii) communication effected directly between a Fund or its third-party agents (each, a "THIRD PARTY AGENT") and the Agent by electro-mechanical or electronic devices, provided that such Fund and the Agent agree to security procedures. The Agent may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the applicable Fund. Oral instructions shall be considered Proper Instructions if the Agent reasonably believes them to have been given by a person authorized to give such instructions. The Fund shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Fund shall give timely Proper Instructions to the Agent in regard to matters affecting accounting practices and the Agent's performance pursuant to this Agreement.

SECTION 3. STANDARD OF CARE; LIMITATION OF LIABILITY; EXCLUSIVE REMEDY.

     The Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by the Funds, and shall be without liability for any action taken or omitted by it (including, without limitation, acting in accordance with any Proper Instruction) in good faith without willful misconduct or negligence. The Agent shall be entitled to rely on and may act upon the advice of counsel (who may be counsel for the Fund) or the independent accountants for the Fund on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Nothing in this paragraph shall be construed as imposing upon the Agent any obligation to seek such instructions or advice, or to act in accordance with such advice when received. Without in any way limiting the generality of the foregoing, the Agent shall in no event be liable for any loss or damage arising from causes beyond its control including, without limitation, delay or cessation of services hereunder or any damages resulting therefrom as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

     The Agent shall in no event be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorney's fees) in any way due to a Fund's use of the administration or accounting services or the performance of or failure to perform the Agent's obligations under this Agreement.


                                       4.

     Each Fund, any Third Party Agent or Authorized Price Sources from which the Agent shall receive or obtain certain records, reports and other data utilized or included in the services provided hereunder are solely responsible for the contents of such information including, without limitation, the accuracy thereof and each Fund agrees to make no claim against the Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered as a result of the Agent's reasonable reliance on and utilization of such information, except as otherwise required by the Price Source Authorization with respect to the use of data obtained from Authorized Price Sources. The Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of any Fund or any Third Party Agent to provide it with the information required by Section 2.1 above. Further, and without in any way limiting the generality of the foregoing, the Agent shall have no liability in respect of any loss, damage or expense suffered by the Fund or any third party, insofar as such loss, damage or expense arises from the performance of the Agent's duties hereunder by reason of the Agent's reliance upon records that were maintained for any Fund by any entity other than the Agent prior to such Fund's appointment of the Agent pursuant to this Agreement.

     Each Fund agrees to indemnify and hold the Agent free and harmless from any expense, loss, damage or claim, including reasonable attorney's fees, suffered by the Agent and caused by or resulting from the acts or omissions of such Fund or any third-party whose services the Agent must rely upon in performing services hereunder.

     Each Fund acknowledges and agrees that, with respect to investments it maintains with an entity which may from time to time act as a transfer agent for uncertificated shares of registered investment companies (the "UNDERLYING TRANSFER AGENT"), such Underlying Transfer Agent is the sole source of information on the number of shares held by it on behalf of a Fund and that the Agent has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Agent in performing its duties under this Agreement.

SECTION 3A. PERFORMANCE GOALS.

     The Funds and the Agent may from time to time agree on the manner in which they expect to deliver and receive the services contemplated by this Agreement. The parties agree that such agreement(s) (hereinafter referred to as "SERVICE LEVEL DOCUMENTS(S)") reflect performance goals and any failure to perform in accordance with the provisions thereof shall not be considered a breach of contract that gives rise to contractual or other remedies. It is the intention of the parties that the sole remedy for failure to perform in accordance with the provisions of a Service Level Document, or any dispute relating to performance goals set forth in a Service Level Document, will be a meeting of the parties to resolve the failure pursuant to the consultation procedure described in Sections 3A.1 and 3A.2 below.

     SECTION 3A.1 CONSULTATION PROCEDURE. If a party hereto is consistently unable to meet the provisions of a Service Level Document, or in the event that a dispute arises relating to


                                       5.

performance goals set forth in a Service Level Document, either party to this Agreement shall address any concerns it may have by requiring a consultation with the other party.

     SECTION 3A.2 PURPOSE OF CONSULTATION PROCEDURE. The purpose of the consultation procedure is to endeavor to resolve a consistent failure to meet the provisions of a Service Level Document. If a consultation occurs under this
Section 3A, all parties must negotiate in good faith to endeavor to:

     (a) implement changes which will enable the Service Level Document provisions to be more regularly met;

     (b) agree to alternative Service Level Document provisions which meet the parties' respective business requirements; or

     (c) otherwise find a solution such that within 30 days after the consultation, the inability to meet the Service Level Document provisions may be less likely to occur in the future.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE AGENT.

     The Agent represents and warrants to each Fund that:

     a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts; and

     b. The person executing this Agreement on its behalf has been duly authorized to act on its behalf.

     SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF EACH FUND.

     Each Fund represents and warrants to the Agent that:

     a. It is duly organized, existing and in good standing under the laws of the jurisdiction in which it was formed;

     b. It has the power and authority under applicable laws and by its organizational documents to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     d.   It is an investment company properly registered under the 1940 Act;
          and

     e. A registration statement under the 1940 Act (and if Shares of the Fund are offered publicly, under the Securities Act of 1933, as amended (the "1933 Act")) has been filed and will be effective and remain effective during the term of this Agreement. Each Fund also warrants that as of the effective date of this Agreement, all necessary filings


                                       6.

          under the securities laws of the states in which the Fund offers or sells its Shares have been made.

SECTION 5. COMPENSATION OF AGENT.

     The Agent shall be entitled to reasonable compensation for its services, expenses, out of pocket costs and disbursements as Agent hereunder, as agreed upon from time to time between the Fund and the Agent.

SECTION 6. TERM OF AGREEMENT.

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing.

     Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

     Upon termination of the Agreement or termination of its coverage with respect to any Fund, such Fund shall pay to the Agent such compensation as may be due as of the date of such termination (or with respect to the applicable Fund with respect to a coverage termination) and shall likewise reimburse the Agent for its costs, expenses and disbursements.

SECTION 7. SUCCESSOR AGENT.

     If a successor agent for any Fund shall be appointed by a Fund, the Agent shall upon termination deliver to such successor agent at the office of the Agent all properties of such Fund held by it hereunder. If no such successor agent shall be appointed, the Agent shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

SECTION 8. GENERAL.

     SECTION 8.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be governed by, construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts excluding that body of law applicable to conflicts of law.


                                       7.

     SECTION 8.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between any Fund and the Agent relating to fund accounting and recordkeeping services regarding such Fund.

     SECTION 8.3 ASSIGNMENT. This Agreement may not be assigned by (a) a Fund without the prior written consent of the Agent or (b) by the Agent without the prior written consent of the Funds, except that either party may, without such prior consent, assign to an entity controlling, controlled by or under common control with such party or to a successor of all of or a substantial portion of its business.

     SECTION 8.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Agent and the Funds may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     SECTION 8.5 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Agent render services as agent under the terms hereof, it shall so notify the Agent in writing, and if the Agent agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof with respect to such Fund.

     SECTION 8.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Agent render services as agent under the terms hereof, it shall so notify the Agent in writing, and if the Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

     SECTION 8.7 AMENDMENTS. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative or each party. The term "AGREEMENT," as used herein, includes all schedules, addenda, exhibits, appendices and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

     SECTION 8.8 REMOTE ACCESS SERVICES ADDENDUM. Each Fund and the Agent hereby agree to the terms of the Remote Access Services Addendum hereto.

     SECTION 8.9 SERVICES NOT EXCLUSIVE. Each Fund hereby acknowledges that the services of the Agent hereunder are not to be deemed exclusive to any Fund and the Agent remains free to render similar services to others.


                                       8.

     SECTION 8.10 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:  c/o Calamos Asset Management, Inc.
              111 East Warrenville Road
              Naperville, Illinois 60563-1493
              Attention: __________________, Treasurer
              Telephone: (630) 577-2106
              Telecopy: (630) 955-6964

To the Agent: STATE STREET BANK AND TRUST COMPANY
              Joseph Palmer Building
              One Heritage Drive, JPB3N
              North Quincy, Massachusetts 02171
              Attention: Scott E. Johnson, Vice President
              Telephone: 617-985-6725
              Telecopy: 617-985-9797

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

     SECTION 8.11 HEADINGS NOT CONTROLLING. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

     SECTION 8.12 SURVIVAL. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the expiration or termination of this Agreement.

     SECTION 8.13 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.

     SECTION 8.14 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.


                                       9.

     SECTION 8.15 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


                                       10.

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

SIGNATURE ATTESTED TO BY:               EACH REGISTERED MANAGEMENT INVESTMENT
                                        COMPANY SET FORTH ON APPENDIX A HERETO


/s/ Ian J. McPheron                     By: /s/ Nimish Bhatt
-------------------------------------       ------------------------------------
Ian J. McPheron, Assistant Secretary        Nimish Bhatt, Treasurer


SIGNATURE ATTESTED TO BY:               STATE STREET BANK AND TRUST COMPANY


/s/ Stephanie L. Poster                 By: /s/ Joseph L. Hooley
-------------------------------------       ------------------------------------
Stephanie L. Poster, Vice President         Joseph L. Hooley, Executive Vice
                                            President

                                   APPENDIX A
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT

MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

CALAMOS STRATEGIC TOTAL RETURN FUND


                                       (i)

                                    EXHIBIT A
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT

                       FORM OF PRICE SOURCE AUTHORIZATION


                                       (i)

To: State Street Bank and Trust Company

From: Fund Name: ______________________

Fund Address: _________________________

Date: _______________

Re:  PRICE SOURCE AUTHORIZATION

Reference is made to that certain Master Administration and Accounting Services Agreement dated March 15, 2004 (as amended, restated, modified or supplemented from time to time, the "Agreement") by and among each Fund and the Agent. Capitalized terms used in this Price Source Authorization or in any attachment or supplement shall have the meanings provided in the Agreement unless otherwise specified. Pursuant to the Agreement, each Fund hereby directs the Agent to calculate the net asset value ("NAV") of such Fund or, if applicable, its Portfolios, in accordance with the terms of such Fund's or Portfolio's currently effective prospectus. The Agent will perform the NAV calculation subject to the terms and conditions of the Agreement and this Price Source Authorization.

Each Fund hereby authorizes the Agent to use the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for prices of assets in calculating the NAV of such Fund. Each Fund understands that the Agent does not assume responsibility for the accuracy of the quotations provided by the specified pricing sources and that the Agent shall have no liability for any incorrect data provided by the pricing sources specified by any Fund, except as may arise from the Agent's lack of reasonable care in performing agreed upon tolerance checks as to the data furnished and calculating the NAV of a Fund in accordance with the data furnished to the Agent. Each Fund also acknowledges that prices supplied by such Fund or an affiliate may be subject to approval of that Fund's Board of Trustees or Board of Directors, as applicable, and are not the responsibility of the Agent.

Each Fund agrees to indemnify and hold the Agent harmless from any claim, loss or damage arising as a result of using prices furnished by any specified pricing source.

The Agent agrees that written notice of any change in the name of any specified pricing source will be sent to affected Fund as such information is available to the Agent.

Kindly acknowledge your acceptance of this authorization in the space provided below.

EACH FUND LISTED ON APPENDIX A HERETO


By:                                     The foregoing authorization is hereby
    ---------------------------------   accepted.
Name:
      -------------------------------   STATE STREET BANK AND TRUST COMPANY
Title:
       ------------------------------
                                        By:
                                            ------------------------------------
                                                                , Vice President
                                            --------------------

                                   APPENDIX A

                                 [LIST OF FUNDS]

(STATE STREET SERVING INSTITUTIONAL INVESTORS WORLDWIDE LOGO)

                                                            AUTHORIZATION MATRIX

     AUTHORIZATION MATRIX TO BE ATTACHED TO PRICE SOURCE AUTHORIZATION DATED

CLIENT: ___________________________   Effective Date: __________________________
                                      (suspersedes prior Authorization Matrices)

NOTE: [PLEASE SUBMIT CLIENT NAME, FUND NAME AND/OR LIST OF FUNDS WITH THIS FORM]

                                       PRIMARY   SECONDARY   TERTIARY   PRICING      PRICING
            SECURITY TYPE               SOURCE     SOURCE     SOURCE     LOGIC    DEFAULT LOGIC   VALUATION POINT
            -------------              -------   ---------   --------   -------   -------------   ---------------
EQUITIES
   U.S. LISTED EQUITIES (NYSE, AMEX)    Bridge    Reuters                 Last                      Market Close
   U.S. OTC EQUITIES (NASDAQ)           Bridge    Reuters                                           Market Close
   FOREIGN EQUITIES
   LISTED ADR'S

FIXED INCOME
   MUNICIPAL BONDS
   US BONDS (TREASURIES, MBS, ABS,
      CORPORATION)
   EUROBONDS/FOREIGN BONDS

OTHER ASSETS
   OPTIONS
   FUTURES
   NON-LISTED ADR'S

EXCHANGE RATES

FORWARD POINTS

                   PRICE SOURCE AND METHODOLOGY AUTHORIZATION

INSTRUCTIONS: For each security type allowed by the Fund Prospectus, please indicate the primary, secondary and tertiary source to be used in calculating Net Asset Value for the Funds identified. NOTE: If Investment Manager is a Pricing Source, please specify explicitly.

State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review.


AUTHORIZED BY:                          ACCEPTED:
               ----------------------             ------------------------------
               FUND OFFICER                       STATE STREET VICE PRESIDENT

BPS: GLOBAL PRICING SERVICES                             LAST UPDATE: 03/29/2004

                                   SCHEDULE A
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT

  INFORMATION REQUIRED TO BE SUPPLIED                RESPONSIBLE PARTY
  -----------------------------------                -----------------
Portfolio Trade Authorizations            Investment Adviser
Currency Transactions                     Investment Adviser
Cash Transaction Report                   Custodian
Portfolio Prices                          Third Party Vendors/Investment Adviser
Exchange Rates                            Third Party Vendors/Investment Adviser
Capital Stock Activity Report             Transfer Agent
Dividend/Distribution Schedule            Investment Adviser
Dividend/Distribution Declaration         Investment Adviser
Dividend Reconciliation/Confirmation      Transfer Agent
Corporate Actions                         Third Party Vendors/Custodian
Service Provider Fee Schedules            Investment Adviser
Expense Budget                            Investment Adviser/Administrator
Amortization Policy                       Investment Adviser
Accounting Policy/Complex Investments     Investment Adviser
Audit Management Letter                   Auditor
Annual Shareholder Letter                 Investment Adviser
Annual/Semi-Annual Reports                Investment Adviser/Administrator
Declaration of Trust or Articles          Investment Adviser/Administrator
   of Incorporation, as amended
By-Laws, as amended                       Investment Adviser/Administrator
Currently Effective Registration          Investment Adviser/Administrator
   Statement under the 1933 and 1940
   Act
Current Prospectus(es) and Statement(s)   Investment Adviser/Administrator
   of Additional Information
Such other certificates, documents or     Investment Adviser/Administrator
   opinions which the Agent may, in
   its reasonable discretion, deem
   necessary or appropriate in the
   proper performance of its duties


                                       (i)

                         REMOTE ACCESS SERVICES ADDENDUM
                                       TO
             MASTER ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     ADDENDUM to that certain Master Administration and Accounting Services Agreement dated as of March 15, 2004 (the "Agreement") by and among each registered management investment company identified on Appendix A thereto and made subject thereto pursuant to Section 9.5 thereof (each, a "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

     State Street has developed and utilizes proprietary accounting and other systems in conjunction with the services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

THE SERVICES

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In-Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

SECURITY PROCEDURES

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

FEES

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

PROPRIETARY INFORMATION/INJUNCTIVE RELIEF

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

LIMITED WARRANTIES

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

INFRINGEMENT

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

TERMINATION

Either party to the Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three
(3) years.

MISCELLANEOUS

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Agreement, the Customer (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

                                    EXHIBIT A
                                       TO
                         REMOTE ACCESS SERVICES ADDENDUM

                                  IN-SIGHT(SM)
                           System Product Description

In-Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In-Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM), Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In-Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In-Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In-Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.